AMENDMENT NO. 1  TO AGREEMENT
              RELATING TO THE SALE OF CONTRACTS ON A VARIABLE BASIS

     Amendment No. l dated as of the 15 day April, 1980 to AGREEMENT dated the 19th day of February, 1968 (herein referred to as the "Agreement") by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (herein referred to as "Prudential"), and THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-2 (herein referred to as "VCA-2").

     WHEREAS, the Statement of Facts set forth in the Agreement provides that Prudential will perform all administrative functions in connection with the contracts on a variable basis which it may issue; and

     WHEREAS, it is desired that normal charges payable under certain contracts be reduced in recognition of the fact that some of these administrative functions under such contracts may be performed by persons other than Prudential; and

     WHEREAS, Prudential and VCA-2 have by letter dated June 14, 1979, reached an understanding concerning the holding of VCA-2 portfolio securities, in the custody of certain banks; and

     WHEREAS, Prudential and VCA-2 desire to conform the terms of the Agreement to these new arrangements;

     NOW, THEREFORE, Prudential and VCA-2 hereby agree to amend Paragraph B of the Agreement as follows:

     l. The first sentence of Paragraph B of the Statement of Facts should read:

     "B. Prudential will arrange for the performance of all administrative functions in connection with the contracts on a variable basis which it may issue, including receiving contributions from or on behalf of the contractholders or participants




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thereunder, allocating such contributions in accordance with the provisions of such contracts and making variable annuity payments as they become due."

     2. Subparagraph (b) of Paragraph B of the Statement of Facts is deleted, and subparagraphs (c), (d) and (e) are relettered (b), (c) and (d), respectively.

     3. The reference in Section 4 of the Agreement to subparagraph (e) of Paragraph B of the Statement of Facts is changed to subparagraph (d).

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on their behalf by their duly authorized officers as of the date first hereinabove mentioned.


                                   THE PRUDENTIAL INSURANCE COMPANY
Attest:                                           OF AMERICA

/s/                                By  /s/
-----------------------                -----------------------------
Secretary                                 Vice President, Accounting




Attest:                                 THE PRUDENTIAL VARIABLE CONTRACT
                                        ACCOUNT-2


/s/                                By  /s/ Meyer Melnikoff
-----------------------                -----------------------------
Secretary to the Committee                 Chairman of the Committee